Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2020 Financial Results
SAN JOSE, Calif. — February 22, 2021 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the fourth quarter and fiscal year 2020.

Cadence reported 2020 revenue of $2.683 billion, compared to revenue of $2.336 billion for 2019. On a GAAP basis, Cadence achieved operating margin of 24 percent and recognized net income of $591 million, or $2.11 per share on a diluted basis, in 2020, compared to operating margin of 21 percent and net income of $989 million, or $3.53 per share on a diluted basis for 2019. Revenue for the fourth quarter of 2020 totaled $760 million, compared to revenue of $600 million for the same period in 2019. Cadence achieved operating margin of 24 percent and recognized net income of $174 million, or $0.62 per share on a diluted basis, in the fourth quarter of 2020, compared to operating margin of 18 percent and net income of $660 million, or $2.36 per share on a diluted basis, for the same period in 2019. GAAP net income for the fourth quarter of 2019 and fiscal 2019 included a one-time non-cash tax benefit of $576 million related to intercompany transfers of certain intellectual property rights to Cadence's Irish subsidiary.

Using the non-GAAP measure defined below, operating margin for 2020 was 35 percent and net income was $782 million, or $2.80 per share on a diluted basis, compared to operating margin of 32 percent and net income of $618 million, or $2.20 per share on a diluted basis, for 2019. For the fourth quarter of 2020, operating margin was 37 percent and net income was $234 million, or $0.83 per share on a diluted basis, compared to operating margin of 31 percent and net income of $152 million, or $0.54 per share on a diluted basis, for the same period in 2019.

“I am very pleased that against the backdrop of an unprecedented year, Cadence delivered outstanding results for 2020, driven by our highly innovative solutions and strong execution,” said Lip-Bu Tan, chief executive officer. “Generational industry drivers continue to fuel robust design activity and I am especially excited by the momentum in our system design and analysis segment as we further our Intelligent System Design strategy with the pending acquisition of NUMECA.”

“Many unique factors contributed to Cadence’s solid 2020 results of 15% revenue growth, 35% non-GAAP operating margin and over $900 million of operating cash flow. I am pleased that we can follow-up on 2020 with a strong outlook for 2021,” said John Wall, senior vice president and chief financial officer.
CFO Commentary
Commentary on the fourth quarter and fiscal year 2020 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the first quarter of 2021, the company expects total revenue in the range of $710 million to $730 million. First quarter GAAP operating margin is expected to be approximately 25 percent and GAAP net income per diluted share is expected to be in the range of $0.55 to $0.59. Using the non-GAAP measure defined below, operating margin is expected to be approximately 35 percent and net income per diluted share is expected to be in the range of $0.72 to $0.76.
For 2021, the company expects total revenue in the range of $2.86 billion to $2.92 billion. On a GAAP basis, operating margin is expected to be in the range of 24.5 percent to 26 percent and GAAP net income per diluted share for 2021 is expected to be in the range of $2.09 to $2.19. Using the non-GAAP measure defined below, operating margin for 2021 is expected to be in the range of 34.5 percent to 36 percent and net income per diluted share for 2021 is expected to be in the range of $2.95 to $3.05.
Our fiscal years are 52- or 53-week periods ending on the Saturday closest to December 31. Fiscal 2020 was a 53-week fiscal year, with an additional week in our fourth quarter of 2020. Fiscal 2019 was a 52-week fiscal year and fiscal 2021 will be a 52-week fiscal year.

A schedule showing a reconciliation of the business outlook from GAAP operating margin, GAAP net income and diluted net income per share to non-GAAP operating margin and non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the fourth quarter and fiscal year 2020 financial results audio webcast today, February 22, 2021, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 22, 2021 at 5 p.m. (Pacific) and ending March 19, 2021 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary electronic products from chips to boards to systems for the most dynamic market applications including consumer, hyperscale computing, mobile, 5G communications, automotive, aerospace and defense, industrial and healthcare. For six years in a row, Fortune Magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at cadence.com.

© 2021 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
This document includes forward-looking statements which are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; (ix) the effects of any litigation or other proceedings to which Cadence is or may become a party; and (x) the duration, severity and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring, executive severance and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	January 2, 2021	December 28, 2019
	(unaudited)
GAAP operating margin as a percent of total revenue	24%	18%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Restructuring and other charges	1%	2%
Non-qualified deferred compensation expenses	1%	0%
Special charges	0%	0%
Non-GAAP operating margin as a percent of total revenue	37%	31%

Operating Margin Reconciliation	Years Ended
	January 2, 2021	December 28, 2019
	(unaudited)
GAAP operating margin as a percent of total revenue	24%	21%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7%	8%
Amortization of acquired intangibles	3%	2%
Acquisition and integration-related costs	1%	0%
Restructuring and other charges	0%	1%
Non-qualified deferred compensation expenses	0%	0%
Special charges	0%	0%
Non-GAAP operating margin as a percent of total revenue	35%	32%

Net Income Reconciliation	Three Months Ended
	January 2, 2021	December 28, 2019
(in thousands)	(unaudited)
Net income on a GAAP basis	$173,738	$659,675
Stock-based compensation expense	58,545	46,758
Amortization of acquired intangibles	17,168	12,660
Acquisition and integration-related costs	6,556	3,466
Restructuring and other charges	10,544	9,809
Non-qualified deferred compensation expenses	4,280	1,948
Special charges	—	875
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(4,860)	(513)
Income tax benefit related to intercompany transfers of certain intellectual property rights	—	(575,618)
Income tax effect of non-GAAP adjustments	(32,097)	(7,500)
Net income on a non-GAAP basis	$233,874	$151,560

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
	January 2, 2021	December 28, 2019
(in thousands)	(unaudited)
Net income on a GAAP basis	$590,644	$988,979
Stock-based compensation expense	197,268	181,547
Amortization of acquired intangibles	64,193	53,079
Acquisition and integration-related costs	22,580	8,107
Restructuring and other charges	9,215	8,621
Non-qualified deferred compensation expenses	4,881	5,402
Special charges	394	875
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(522)	(1,314)
Income tax benefit related to intercompany transfers of certain intellectual property rights	—	(575,618)
Income tax effect of non-GAAP adjustments	(106,817)	(52,037)
Net income on a non-GAAP basis	$781,836	$617,641

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	January 2, 2021	December 28, 2019
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.62	$2.36
Stock-based compensation expense	0.21	0.17
Amortization of acquired intangibles	0.06	0.05
Acquisition and integration-related costs	0.02	0.01
Restructuring and other charges	0.04	0.03
Non-qualified deferred compensation expenses	0.01	0.01
Special charges	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.02)	—
Income tax benefit related to intercompany transfers of certain intellectual property rights	—	(2.06)
Income tax effect of non-GAAP adjustments	(0.11)	(0.03)
Diluted net income per share on a non-GAAP basis	$0.83	$0.54
Shares used in calculation of diluted net income per share	280,173	279,557

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Years Ended
	January 2, 2021	December 28, 2019
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$2.11	$3.53
Stock-based compensation expense	0.71	0.65
Amortization of acquired intangibles	0.23	0.19
Acquisition and integration-related costs	0.08	0.03
Restructuring and other charges	0.03	0.03
Non-qualified deferred compensation expenses	0.02	0.02
Special charges	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Income tax benefit related to intercompany transfers of certain intellectual property rights	—	(2.05)
Income tax effect of non-GAAP adjustments	(0.38)	(0.19)
Diluted net income per share on a non-GAAP basis	$2.80	$2.20
Shares used in calculation of diluted net income per share	279,641	280,515

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 19, 2021, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s first quarter 2021 earnings release is published, which is currently scheduled for April 26, 2021.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
January 2, 2021 and December 28, 2019
(In thousands)
(Unaudited)

	January 2, 2021	December 28, 2019
Current assets:
Cash and cash equivalents	$928,432	$705,210
Receivables, net	338,487	304,546
Inventories	75,956	55,802
Prepaid expenses and other	135,712	103,785
Total current assets	1,478,587	1,169,343
Property, plant and equipment, net	311,125	275,855
Goodwill	782,087	661,856
Acquired intangibles, net	210,590	172,375
Deferred taxes	732,290	732,367
Other assets	436,106	345,429
Total assets	$3,950,785	$3,357,225
Current liabilities:
Accounts payable and accrued liabilities	$349,951	$316,908
Current portion of deferred revenue	446,857	355,483
Total current liabilities	796,808	672,391
Long-term liabilities:
Long-term portion of deferred revenue	107,064	73,400
Long-term debt	346,793	346,019
Other long-term liabilities	207,102	162,521
Total long-term liabilities	660,959	581,940
Stockholders’ equity	2,493,018	2,102,894
Total liabilities and stockholders’ equity	$3,950,785	$3,357,225

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months and Years Ended January 2, 2021 and December 28, 2019
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Revenue:
Product and maintenance	$723,233	$564,964	$2,536,617	$2,204,615
Services	36,676	34,591	146,274	131,704
Total revenue	759,909	599,555	2,682,891	2,336,319
Costs and expenses:
Cost of product and maintenance	55,111	53,521	231,026	189,146
Cost of services	18,425	19,807	74,472	77,211
Marketing and sales	146,502	127,267	516,460	481,673
Research and development	290,309	235,372	1,033,732	935,938
General and administrative	49,264	42,093	154,425	139,806
Amortization of acquired intangibles	4,775	2,787	18,009	12,128
Restructuring and other charges	10,544	9,809	9,215	8,621
Total costs and expenses	574,930	490,656	2,037,339	1,844,523
Income from operations	184,979	108,899	645,552	491,796
Interest expense	(4,873)	(4,222)	(20,749)	(18,829)
Other income, net	6,083	748	7,945	6,001
Income before provision (benefit) for income taxes	186,189	105,425	632,748	478,968
Provision (benefit) for income taxes	12,451	(554,250)	42,104	(510,011)
Net income	$173,738	$659,675	$590,644	$988,979
Net income per share - basic	$0.63	$2.41	$2.16	$3.62
Net income per share - diluted	$0.62	$2.36	$2.11	$3.53
Weighted average common shares outstanding - basic	273,985	273,234	273,728	273,239
Weighted average common shares outstanding - diluted	280,173	279,557	279,641	280,515

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended January 2, 2021 and December 28, 2019
(In thousands)
(Unaudited)

	Years Ended
	January 2, 2021	December 28, 2019
Cash and cash equivalents at beginning of year	$705,210	$533,298
Cash flows from operating activities:
Net income	590,644	988,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	145,653	122,789
Amortization of debt discount and fees	1,053	1,001
Stock-based compensation	197,268	181,547
Loss on investments, net	4,954	4,090
Deferred income taxes	(26,117)	(576,738)
Provisions for losses on receivables	1,628	632
ROU asset amortization and change in operating lease liabilities	4,483	562
Other non-cash items	773	428
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(25,934)	(4,718)
Inventories	(25,685)	(33,024)
Prepaid expenses and other	(31,167)	(11,031)
Other assets	(71,606)	(8,011)
Accounts payable and accrued liabilities	18,394	33,915
Deferred revenue	110,173	27,498
Other long-term liabilities	10,408	1,681
Net cash provided by operating activities	904,922	729,600
Cash flows from investing activities:
Purchases of non-marketable investments	—	(33,717)
Proceeds from the sale of non-marketable investments	217	2,952
Purchases of property, plant and equipment	(94,813)	(74,605)
Cash paid in business combinations, net of cash acquired	(197,562)	(338)
Net cash used for investing activities	(292,158)	(105,708)
Cash flows from financing activities:
Proceeds from revolving credit facility	350,000	150,000
Payment on revolving credit facility	(350,000)	(250,000)
Proceeds from issuance of common stock	74,803	52,842
Stock received for payment of employee taxes on vesting of restricted stock	(110,028)	(90,580)
Payments for repurchases of common stock	(380,064)	(306,148)
Net cash used for financing activities	(415,289)	(443,886)
Effect of exchange rate changes on cash and cash equivalents	25,747	(8,094)
Increase in cash and cash equivalents	223,222	171,912
Cash and cash equivalents at end of year	$928,432	$705,210

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2019					2020
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	44%	42%	44%	46%	44%	43%	44%	42%	41%	42%
China	10%	12%	10%	9%	10%	13%	12%	17%	17%	15%
Other Asia	19%	19%	21%	20%	20%	18%	19%	19%	18%	18%
Europe, Middle East and Africa	18%	20%	18%	18%	18%	19%	18%	16%	17%	18%
Japan	9%	7%	7%	7%	8%	7%	7%	6%	7%	7%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2019					2020
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Custom IC Design and Simulation	25%	26%	26%	25%	25%	25%	24%	24%	26%	25%
Digital IC Design and Signoff	30%	31%	30%	29%	30%	29%	28%	27%	31%	29%
Functional Verification, including Emulation and Prototyping Hardware	24%	22%	20%	24%	23%	23%	24%	23%	19%	22%
IP	12%	11%	15%	13%	13%	14%	14%	15%	13%	14%
System Design and Analysis	9%	10%	9%	9%	9%	9%	10%	11%	11%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of February 22, 2021
(Unaudited)

	Three Months Ending April 3, 2021	Year Ending January 1, 2022
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	~25%	24.5% - 26%

Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	0%	0%
Non-GAAP operating margin as a percent of total revenue†	~35%	34.5% - 36%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of February 22, 2021
(Unaudited)

	Three Months Ending April 3, 2021	Year Ending January 1, 2022
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.55 to $0.59	$2.09 to $2.19
Stock-based compensation expense	0.20	0.80
Amortization of acquired intangibles	0.06	0.26
Acquisition and integration-related costs	0.01	0.03
Income tax effect of non-GAAP adjustments	(0.10)	(0.23)
Diluted net income per share on a non-GAAP basis†	$0.72 to $0.76	$2.95 to $3.05

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of February 22, 2021
(Unaudited)

	Three Months Ending April 3, 2021	Year Ending January 1, 2022
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$154 to $166	$586 to $614
Stock-based compensation expense	55	225
Amortization of acquired intangibles	17	72
Acquisition and integration-related costs	3	8
Income tax effect of non-GAAP adjustments	(27)	(64)
Net income on a non-GAAP basis†	$202 to $214	$827 to $855

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.